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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 October 4, 2001
                Date of Report (Date of earliest event reported)


                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)

           Cayman Islands                          1-10809                            98-0191089
  (State or other jurisdiction of          (Commission file number)                (I.R.S. Employer
   incorporation or organization)                                                Identification No.)

              XL House, One Bermudiana Road, Hamilton, Bermuda HM11
                    (Address of principal executive offices)

                                 (441) 292-8515
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.   Other events.


On October 4, 2001, XL Capital Ltd issued the press release attached as Exhibit 99(a) and incorporated by reference herein.


Item 7.   Financial Statements and Exhibits.


     (c) Exhibits. The following exhibit is filed herewith:

         Exhibit No.             Description

          99(a) Press Release ("XL Capital Announces Gross Claims and
                Reinsurance Recoverables For Attack on the United States") dated October 4, 2001.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 4, 2001


                                   XL CAPITAL LTD


                                   By:  /s/ Paul S. Giordano
                                        -----------------------------------
                                        Name:   Paul S. Giordano
                                        Title:  Executive Vice President and
                                        General Counsel and Secretary


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                                                     Exhibit 99(a)

                                                        XL Capital Ltd
                                                              XL House
                                                   One Bermudiana Road
                                                Hamilton HM 11 Bermuda
                                                 Phone: (441) 292-8515
                                                   Fax: (441) 292-5280

NEWS RELEASE

IMMEDIATE

Contact:        Jerry de St. Paer                              Fiona Luck
                Investor Contact                               Media Contact
                441-294-7101                                   441-294-7128


                        XL CAPITAL'S STATEMENT CONCERNING
                     THE TRAGIC EVENTS IN THE UNITED STATES


HAMILTON, BERMUDA (October 4, 2001) - XL Capital Ltd (NYSE: XL) ("XL" or the "Company") announced today that its estimate of gross claims related to the September 11th attack on the United States is approximately $1.8 billion. XL's preliminary estimate of claims arising from the attack is expected to be up to $700 million, net of reinsurance recoveries, which is within the range previously disclosed by XL.

Mr. Brian M. O'Hara, President and Chief Executive Officer of XL, stated:
"Although we are confident about our prospects, the third quarter of 2001 has been the worst in the history of the property and casualty insurance industry. In addition to our claims resulting from the attack on the United States, our third quarter results will include a provision of approximately $100 million for other events, including the results of newly-acquired Winterthur International and losses stemming from the airport attack in Sri Lanka, the recent explosion in Toulouse, France, and our Lloyd's operations."


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Details of XL's reinsurance recoverables pertaining to the September 11th event are set forth in the following table indicating that 96 percent of the relevant reinsurers currently fall into Standard & Poor's rating categories of A or better.

                            Reinsurance Recoverables
                            ------------------------
                       Rating Category  September 11 Events
                       ---------------  -------------------

                              AAA               26%
                               AA               39
                                A               31
                                               ---
                                                96%
                              Other              4%
                                               100%
                               ------------------

The foregoing table reflects estimates only and is based on Standard & Poor's ratings of reinsurers as currently in effect and does not reflect potential ratings actions that may be taken in the future with respect to any reinsurer.

The foregoing information will be included in the XL presentation at the Bermuda Angle Conference at the Fairmont Southampton Princess Hotel in Bermuda commencing at 8.00 a.m. Atlantic time (7.00 a.m. EST) on October 4th.

There will be a live audio webcast and simultaneous slide presentation that can be accessed through the agenda page of the Bermuda Angle website () and will be available until October 18, 2001. There will also be a link to the audio webcast from the XL website (). It will be archived for approximately 30 days following the presentation.

The Company expects to announce its third quarter earnings the week of October 22nd.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies, and other enterprises on a worldwide basis. As at June 30, 2001,


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XL had consolidated assets of approximately $18.7 billion and consolidated shareholders' equity of approximately $5.7 billion.

                                      * * *

This press release contains forward-looking statements which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the size of XL's claims may change due to the preliminary nature of reports and estimates of loss and damage to date; (b) the timely and full recoverability of reinsurance placed by XL with third parties;
(c) the projected amount of ceded reinsurance recoverable and the ratings of reinsurers may change; (d) the timing of claims payments being faster than anticipated by XL; (e) adverse developments in the world's insurance, reinsurance and financial markets; and (f) the other factors set forth in XL's most recent report on Form 10-K and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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